As filed with the Securities and Exchange Commission on April 26, 2004
                                               Registration No. 333-
=============================================================================

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549
                              __________________


                                  FORM S-8
                           REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933


                          CALIFORNIA AMPLIFIER, INC.
                  ------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)


            Delaware                                     95-3647070
   ---------------------------                         ---------------
  (State or Other Jurisdiction                        (I.R.S. Employer
of Incorporation or Organization)                   Identification Number)


                         1401 North Rice Avenue
                            Oxnard, CA 93030
                             (805) 987-9000
           -------------------------------------------------
          (Address of Principal Executive Offices) (Zip Code)


               Vytek Wireless, Inc. 2000 Stock Option Plan
               -------------------------------------------
                         (Full Title of the Plan)


                                Fred Sturm
                     President Chief Executive Officer
                        California Amplifier, Inc.
                          1401 North Rice Avenue
                             Oxnard, CA 93030
                              (805) 987-9000
       -------------------------------------------------------------------
    (Name, Address, Including Zip Code, and Telephone Number, Including Area
                         Code, of Agent for Service)


                                with a copy to:

                                Peter F. Ziegler
                          Gibson, Dunn & Crutcher LLP
                              333 S. Grand Avenue
                             Los Angeles, CA  90071
                                 (213) 229-7000


                        CALCULATION OF REGISTRATION FEE

=============================================================================
                                   Proposed      Proposed
 Title of                          Maximum        Maximum
Securities        Amount           Offering      Aggregate
  to be            to be           Price per     Offering       Amount of
Registered(1)  Registered(2)(3)    Share(4)      Price(4)      Registration
 ---------       ---------        ---------     ---------       ----------
Fee(4)(5)
Common Stock,     460,726           $13.00      $5,989,438        $758.86
par value
$0.01 per share

=============================================================================

(1) Includes associated preferred share rights to purchase shares of the Registrant's common stock pursuant to the Registrant's shareholder rights plan, which rights are not currently separable from the shares of common stock and are not currently exercisable.

(2) Based on the number of shares of Vytek Corporation ("Vytek") common stock, par value $0.01 per share (the "Vytek Common Stock"), that was reserved for issuance in connection with the Vytek Wireless, Inc. 2000 Stock Option Plan, as amended (the "Plan"), as of the close of business on April 9, 2004, that was converted into the right to receive 0.083862 of a share of the Registrant's common stock, par value $0.01 per share ("Registrant Common Stock"), upon the consummation of the merger contemplated in the Agreement and Plan of Merger and Reorganization, dated as of December 23, 2003, among the Registrant, Mobile Acquisition Sub, Inc. and Vytek.

(3) The Registrant previously registered 8,318,122 shares of Registrant Common Stock, under its Registration Statement on Form S-4 (No. 33-112851) (the "Form S-4"), which was declared effective on March 11, 2004, of which 304,822 shares of Registrant Common Stock, were registered in connection with the Plan. The maximum number of 8,318,122 equals the sum of (i) 8,200,000 shares, the fixed number of shares of California Amplifier common stock issuable under the Merger Agreement to Vytek stockholders and holders of in-the-money options and warrants, (ii) the product of (a) 1,222,878 the total number of shares of Vytek common stock issuable pursuant to outstanding out-of-the-money options and (b) 0.083151, the approximate common stock exchange ratio, (iii) the product of (a) 6,178, the total number of shares of Vytek common stock issuable pursuant to outstanding out-of-the-money warrants and (b) 0.083151, the approximate common stock exchange ratio and (iv) the product of (a) 63,017 the total number of shares of Vytek Series A Preferred stock issuable pursuant to outstanding out-of-the-money warrants and (b) 0.252732, the Series A exchange ratio. The Registrant hereby registers an additional 155,904 shares of Registrant Common Stock, based on the aggregate number of Vytek Common Stock reserved, but not issued under the Plan, multiplied by the actual exchange ratio of 0.083862 of a share of Registrant Common Stock.

(4) Estimated in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the total registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant Common Stock, as reported on the NASDAQ National Market on April 23, 2004 (w/in five days of filing).

(5) A registration fee of $17.23 was previously paid in connection with the registration of 8,318,122 shares of the Registrant Common Stock under the Form S-4, of which $0.63 was in connection with the registration of 304,822 shares of Registrant Common Stock. The registration fee paid under the Form S-4 was calculated pursuant to Rules 457(f)(2) under the Securities Act of 1933, as amended. Because there was no market for Vytek's securities and Vytek has an accumulated capital deficit, the proposed maximum offering price under the Form S-4 was $136,021. Pursuant to Rule 457(p) of the Securities Act, the registration fee for this Registration Statement is offset by the $0.63 previously paid under the Form S-4, and as a result, $758.26 is owed pursuant to this Registration Statement.





                               INTRODUCTION

       This Registration Statement on Form S-8 is filed by California Amplifier, Inc., a Delaware corporation (the "Registrant"), relating to 460,726 shares of its common stock, par value $0.01 per share (the "Registrant Common Stock"), issuable to eligible persons under the Vytek Wireless, Inc. 2000 Stock Option Plan, as amended (the "Plan"), as assumed by the Registrant pursuant to the terms of the Agreement and Plan of Merger and Reorganization, dated as of December 23, 2003, among the Registrant, Mobile Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Registrant, and Vytek Corporation, a Delaware corporation.

                                    PART I

               INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

       The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents, which previously have been filed by the Registrant with the Commission, are incorporated herein by reference and made a part hereof:

        (i) The Registrant's Annual Report on Form 10-K for the fiscal year ended February 28, 2003 filed on May 30, 2003;

        (ii) The Registrant's Quarterly Reports on Forms 10-Q for the quarters ended May 31, August 31 and November 30, 2003 as filed July 11, October 2 and December 31, 2003, respectively;

        (iii) The Registrant's Current Reports on Form 8-K filed on April 25 (Item 7), June 19 (Item 7), October 2 (Item 7), October 31 (Item 7), and December 23, 2003 (Item 5 and Item 7) and January 5, February 25, February 27, March 11, March 19, April 9, April 13, April 21 and April 26, 2004;

        (iv) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-1/A, filed with the Commission on March 25, 1993, including any amendment or report filed for the purpose of updating such description; and

        All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

        For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is so qualified in its entirety by the information appearing in the documents incorporated by reference.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         Section 102(b)(7) of the Delaware General Corporation Law, as amended, allows a corporation to include a provision in its certificate of incorporation limiting or eliminating the personal liability of directors of the corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director (a) breached his/her duty of loyalty to the corporation or its stockholders, (b) acted not in good faith or in knowing violation of a law, (c) authorized the payment of a dividend or approved a stock repurchase in violation of Delaware General Corporation Law or (d) obtained an improper personal benefit from a transaction.

         Article VII of the Registrant's Certificate of Incorporation, as amended, and Article VII of its Bylaws, as amended, provide for the indemnification by the Company of each director, officer and employee of the Company to the fullest extent permitted by the Delaware General Corporation law, as the same exists or may hereafter be amended. Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         In October 1987, the Company effectively entered into, and the stockholders of the Company ratified, an indemnity agreement with Arthur H. Hausman. In March 1994, the Company entered into a separate indemnity agreement with Ira Coron. The purpose of the indemnity agreements is to provide the broadest possible indemnification of the persons entering into the indemnity agreement consistent with applicable law.
Should Section 2115 of the California Corporations Code apply to the

         Registrant, the Registrant's ability to indemnify its directors, officers, employees and agents pursuant to the Certificate of Incorporation, the Bylaws, the Indemnity Agreements or otherwise may be further limited in accordance with the provisions of the California Corporations Code made applicable by Section 2115.

         The Company maintains an insurance policy that indemnifies directors and officers against certain liabilities under certain circumstances.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

         Exhibit
         Number                           Exhibit
         ------                 ----------------------------
          4.1      Vytek Wireless, Inc. 2000 Stock Option Plan, as amended,
                   filed as Exhibit 10.14 of Registrant's Registration
                   Statement on Form S-4 as filed February 13, 2004,
                   incorporated herein by reference.
          4.2      Certificate of Incorporation dated September 4, 1987,
                   filed as Exhibit 3.1 to the  Registrant's  Statement on
                   Form S-1 (33-59702) and filed as  Exhibit 3.1 to Form
                   10-K for the year ended February 27, 1999, and
                   incorporated herein by reference.
          4.3      Amendment to Certificate of Incorporation filed with the
                   Delaware Secretary of State on September 19, 1996 and
                   filed as Exhibit 3.1.1 to Registrant's Annual Report on
                   Form 10-K for the year ended February 17, 1999, and
                   incorporated herein by reference.
          4.4      By-Laws of Registrant, as amended, filed as Exhibit 3.2
                   to the Registrant's Current Report on Form 8-K as filed
                   February 28, 1992, and incorporated herein by reference.
          4.5      Amendment to By-Laws of Registrant, filed as Exhibit 99.2
                   to the Registrant's Current Report on Form 8-K as filed
                   April 21, 2004, and incorporated herein by reference.
          4.6      Amended and Restated Rights Agreement, amended and
                   restated as of September 5, 2001, by and between
                   Registrant and Mellon Investor Services LLC, as Rights
                   Agent filed as Exhibit 4.1 to the Registrant's Current
                   Report on Form 8-K filed on September 6, 2001, and
                   incorporated herein by reference.
          5.1*     Opinion of Gibson, Dunn & Crutcher LLP.
         23.1*     Consent of Gibson, Dunn & Crutcher LLP (included in
                   Exhibit 5.1).
         23.2*     Consent of KPMG LLP.
         24.1*     Power of Attorney (on signature page).
---------------
* Filed herewith.


Item 9.  Undertakings

         (1)  The undersigned Registrant hereby undertakes:

              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                        (ii)  To reflect in the prospectus any facts or


                   events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

             (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
             Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oxnard, State of California, on this 26th day of April, 2004.

                                California Amplifier, Inc.


                                By:  /s/ Fred Sturm
                                    -------------------------------------
                                     Fred Sturm
                                     President and Chief Executive Officer


                              POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint each of Messrs. Fred Sturm and Richard Vitelle, each with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement the Company may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933 to register additional shares of common stock, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933 as amended, this Registration Statement has been signed below by the following persons in the capacities indicated below and on the dates indicated.


        Signature                       Title                    Date
       -----------                ----------------           -------------

                           President, Chief Executive        April 26, 2004
                           Officer and Director
                           (Principal Executive Officer)
  /s/ Fred Sturm
-------------------------
      Fred Sturm


                           Vice President of Finance,
                           Chief Financial Officer and
                           Treasurer (Principal Financial   April 26, 2004
                           and Accounting Officer)
  /s/ Richard Vitelle
-------------------------
    Richard Vitelle


                           Chairman of the Board           April 26, 2004
  /s/ Ira Coron
-------------------------
       Ira Coron


                           Director                        April 26, 2004
  /s/ Richard Gold
-------------------------
      Richard Gold


                           Director                        April 26, 2004
  /s/ Arthur Hausman
-------------------------
     Arthur Hausman


                           Director                        April 26, 2004
  /s/ Albert Moyer
-------------------------
    Albert Moyer


                           Director                        April 26, 2004
  /s/ James Ousley
-------------------------
    James Ousley



                           Director                        April 26, 2004
  /s/ Frank Perna
-------------------------
    Frank Perna, Jr.


                           Director                        April 26, 2004
  /s/ Thomas Ringer
-------------------------
    Thomas Ringer


                                 EXHIBIT INDEX

Exhibit
Number                                 Exhibit
 4.1 Vytek Wireless, Inc. 2000 Stock Option Plan, as amended, filed as Exhibit 10.14 of Registrant's Registration Statement on Form S-4 as filed February 13, 2004, incorporated herein by reference.
 4.2       Certificate of Incorporation dated September 4, 1987, filed as
           Exhibit 3.1 to Registrant's Quarterly Report on Form 10-Q for the period ended August 31, 1996 as filed on October 9, 1996, and incorporated herein by reference.
 4.3 Amendment to Certificate of Incorporation dated September 18, 1996, filed as Exhibit 3.1.1 to Registrant's Quarterly Report on Form 10-Q for the period ended August 31, 1996 as filed on October 9, 1996, and incorporated herein by reference.
 4.4 By-Laws of Registrant, as amended, filed as Exhibit 3.2 to the Registrant's Current Report on Form 8-K as filed February 28, 1992, and incorporated herein by reference.
 4.5 Amendment to By-Laws of Registrant, filed as Exhibit 99.2 to the Registrant's Current Report on Form 8-K as filed April 21, 2004, and incorporated herein by reference.
 4.6 Amended and Restated Rights Agreement, amended and restated as of September 5, 2001, by and between Registrant and Mellon Investor Services LLC, as Rights Agent filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on
           September 6, 2001, and incorporated herein by reference.
 5.1*      Opinion of Gibson, Dunn & Crutcher LLP.
23.1*      Consent of Gibson, Dunn & Crutcher LLP (included
           in Exhibit 5.1).
23.2*      Consent of KPMG LLP.
24.1*      Power of Attorney (on signature page).
----------------
* Filed herewith.